UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BSQUARE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BSQUARE CORPORATION

1415 WESTERN AVENUE, SUITE 700, SEATTLE, WASHINGTON 98101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 29, 2022

TO BSQUARE SHAREHOLDERS:

Notice is hereby given that the 2022 Annual Meeting of Shareholders of Bsquare Corporation, a Washington corporation (the “Company”), will be held on Tuesday, November 29, 2022 at 10:00 a.m., local time. The meeting will be held at the Company’s headquarters, 1415 Western Avenue, Suite 700, Seattle, Washington 98101, for the following purposes:

1.	To elect two Class III Directors to serve for the ensuing three years and until their successors are duly elected and qualified;

2.	To approve the compensation of the Company’s named executive officers;

3.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on September 30, 2022 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on September 30, 2022 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

The Company is adding a conference call component to its 2022 Annual Meeting. You are encouraged to dial-in to the conference call at: Toll Free: 1-888-204-4368; Toll/International: 1-929-477-0402; Conference ID: 3710019, which will include the opportunity to ask questions. While the Company plans to conduct the formal business and voting in-person, it will comply and expects shareholders to comply with all applicable stay-at-home or similar orders, including all social distancing protocols. If this requires shifting the 2022 Annual Meeting entirely to a remote format (such as webcast or telephonic meeting), the Company will make appropriate updates. However, the Company is required to hold an annual shareholders’ meeting, and the Board of Directors believes that an in-person meeting with a conference call component is the best approach for the Company at this time. To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to follow the instructions for Internet or telephone voting in the accompanying notice or in the voter instruction form provided by your broker or other nominee. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy. However, to simplify the voting process and to avoid handling your personal information, we do not plan to implement a voting feature into the conference call.

By Order of the Board of Directors

Christopher Wheaton

Chief Financial and Operating Officer, Secretary and Treasurer

Seattle, Washington

October 20, 2022

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on November 29, 2022: The proxy statement and annual report to shareholders are available at www.bsquare.com/proxy.

A MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

Dear Shareholder:

I hope this letter finds you, and those close to you, healthy and safe.

Because our annual shareholder meeting is happening later this year and our 2021 operating results were reported in our 2021 10-K filed in March, I would like to focus on the matters to be voted upon at our upcoming Annual Shareholder Meeting and the context in which the Board has made its recommendations for your vote.

Bsquare ended 2021 with substantial cash reserves as a result of our At-the-Market offering that generated $32.1M in cash from the sale of common stock.  In November of last year, we announced a new product, SquareOne, and our intention to invest in the marketing of that product in 2022.  Also in 2021, we implemented a change to our executive compensation, replacing a cash bonus payment with a Performance Stock Unit plan to align executive compensation with shareholder value.  In conjunction with those changes, we established a minimum share price for director stock units that aligns director compensation with management and shareholders. And finally, last year the Governance and Nominating Committee began the process of director recruitment with a focus on sourcing directors who can assist us with our strategic thinking and bring diversity to our Board of Directors (the “Board”).

Our plan for 2022 focused in two areas: building and reinforcing our Partner Solutions customer relationships and launching our new product SquareOne. Recognizing our Partner Solutions customers have multiple Microsoft distributors to choose from, we focused on account services, building on our industry reputation as the superior technical support provider.  In the first half of 2022 we also launched SquareOne with significant investments, for us, in marketing. We continue to measure the return on these investments and manage our operating expenses carefully.  Operating at a loss, while expected in 2022, is not something we intend to do forever and I can assure you that we will take stock of what is working and what isn’t and make adjustments intended to put us on a path to breakeven in 2023.

While we have been working hard on organic growth, the Board and I have also been looking at how we could use our cash reserves strategically to accelerate our return to profitability.  We believe that as liquidity becomes a more significant challenge for companies in our space, there will be opportunities for us.  We are also listening to our investors who have asked us to consider efforts to support our share price.  We share your frustration that our market cap is lower than our cash balance.

Turning now to the matters to be voted upon at our meeting, the Board and I ask for your vote to re-elect Mary Jesse and Bernee D.L. Strom as Class III directors.  Mary was last elected to the Board in 2019.  Bernee was added to the Board earlier this year.  This slate of directors brings extensive public company board experience, executive leadership, and broad strategic thinking.  Their knowledge of the business and their collaborative working relationships have been invaluable. With your vote, I will continue to have their help as we seek to finish our rebuilding and achieve profitability in 2023. The Board and I also ask for your vote on two other important matters regarding say-on-pay and approving our auditors for 2023.

In closing, I want to assure you that returning to profitability is top of mind for the me, the Bsquare leadership team, and the Board. We share your frustration that our market cap is lower than our cash balance and we have not taken any options for creating value for shareholders off the table. We will continue to manage with integrity, innovation, collaboration, and fiscal responsibility as we seek to serve our customers and partners and build value for you.

Thank you for the opportunity to serve.

Warm regards,

Ralph C Derrickson

/s/ Ralph C Derrickson

President and Chief Executive Officer

BSQUARE CORPORATION

1415 WESTERN AVENUE, SUITE 700, SEATTLE, WASHINGTON 98101

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Bsquare Corporation, a Washington corporation. The Board has made these materials available to you over the internet, or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, November 29, 2022 at 10:00 a.m. local time, and at any adjournment or postponement thereof for the purposes set forth in the proxy and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at our corporate headquarters, 1415 Western Avenue, Suite 700, Seattle, Washington 98101, with a conference call component available at: Toll Free: 1-888-204-4368; Toll/International: 1-929-477-0402; Conference ID: 3710019.

As used in this proxy statement, “we,” “us,” “our,” “Bsquare” and the “Company” refer to Bsquare Corporation.

These proxy solicitation materials were first made available on or about October 20, 2022 to all shareholders entitled to vote at the Annual Meeting.

How to Vote my Shares and Participate

To ensure your vote is counted, we recommend you vote your shares in advance of the Annual Meeting. Please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to follow the instructions for Internet or telephone voting in the accompanying Notice of Internet Availability of Proxy Materials or in the voter instruction form provided by your broker or other nominee. While we plan to conduct the formal business and voting in-person, we will comply and expect our shareholders to comply with all applicable stay-at-home or similar orders, including all social distancing protocols. This may require us to limit the number of in-person attendees. It may also require us to shift the meeting entirely to a remote format (such as webcast or telephonic meeting), and if that occurs, we will make appropriate updates. Accordingly, while in-person is permitted at the Annual Meeting, we urge you to vote your shares in advance.

We are also adding a conference call component to the Annual Meeting. In lieu of attending in-person, we encourage you to dial-in to the conference call at: Toll Free: 1-888-204-4368; Toll/International: 1-929-477-0402; Conference ID: 3710019. The conference call will be functionally similar to our earnings conference calls, including the opportunity to ask questions. However, to simplify the voting process and to avoid handling your personal information, we do not plan to implement a voting feature into the conference call. In turn, this means joining by conference call would not constitute attendance at the meeting for quorum purposes. Unless we change these plans, your only way to officially attend and to vote at the Annual Meeting will be to attend in-person and vote, or to vote through a proxy attending the meeting that you have instructed in advance (see “—Vote Without Attending the Annual Meeting”).

Voting Without Attending the Annual Meeting

To vote your shares without attending the meeting, please follow the instructions for Internet or telephone voting on the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the shareholder of record, or by signing the voter instruction form provided by your broker or other nominee and returning it by mail, if you are the beneficial owner but not the shareholder of record. We encourage all shareholders to vote in this manner in light of the uncertainties associated with COVID-19.

Record Date and Outstanding Shares

Only shareholders of record at the close of business on September 30, 2022 (the “record date”) are entitled to receive notice of and to vote at the Annual Meeting. Our only outstanding voting securities are shares of common stock, no par value. As of the record date, 20,493,827 shares of our common stock were issued and outstanding, held by 108 shareholders of record.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time prior to its use. To do so, the shareholder must either: (i) deliver a written instrument revoking the proxy to our Corporate Secretary, at the address referenced above or (ii) deliver a duly executed proxy bearing a later date (in either case no later than the close of business on November 28, 2022); or (iii) attend the Annual Meeting and vote in person.

Voting and Solicitation

Each holder of common stock is entitled to one vote for each share held.

This solicitation of proxies is made by our Board, and all related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers or administrative employees without the payment of any additional consideration. Solicitation of proxies may be made by mail, by telephone, by email, in person or otherwise.

Shareholders of Record and “Street Name” Holders

Where shares are registered directly in the holder’s name, that holder is the shareholder of record with respect to those shares. If shares are held by an intermediary, such as a broker or other nominee, then the broker or other nominee is considered the shareholder of record as to those shares. Those shares are said to be held in “street name” on behalf of the beneficial owner of the shares. Street name holders generally cannot directly vote their shares and must instead instruct the broker or other nominee on how to vote their shares using the voting instruction form provided by that broker or other nominee. Many brokers or other nominees also offer the option of giving voting instructions over the internet or by telephone. Instructions for giving your vote as a street-name holder are provided on your voting instruction form, and you should contact your broker or other nominee with any questions about its form or how to vote.

Quorum; Broker Non-Votes and Abstentions

At the Annual Meeting, an inspector of elections will determine the presence of a quorum and tabulate the results of the voting by shareholders. A quorum exists when holders of a majority of the total number of outstanding shares of common stock that are entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy. A quorum is necessary for the transaction of business at the Annual Meeting.

Broker non-votes can occur as to shares held in street name. This is the case when a broker or other nominee submits a proxy for the Annual Meeting but does not vote on a particular proposal because that broker or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the current rules that govern brokers and other nominee holders of record, if you do not give instructions to your broker or other nominee, it will be able to vote your shares only with respect to proposals for which they have discretionary voting authority.

The election of directors (Proposal No. 1) and approval of compensation of executive officers (Proposal No. 2) are proposals for which brokers and other nominees do not have discretionary voting authority. If you do not instruct your broker or other nominees how to vote on these proposals, your broker or other nominees will not vote on them and those non-votes will be counted as broker non-votes. The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm (Proposal No. 3) is considered discretionary and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you, as long as it holds your shares in its name.

Abstentions and broker non-votes are treated as shares present for determining whether there is a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are not counted for determining the number of votes cast, and therefore will not affect the outcome of the vote on any of the proposals in this proxy statement.

Required Votes and Voting

Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

●

With regard to Proposal No. 1, the nominees for election to the Board who receive the greatest number of votes cast “for” the election of the directors by the shares present, in person or represented by proxy, will be elected to the Board. There are only two nominees for director, so the maximum number of nominees that may be voted for is two. Shareholders are not entitled to cumulate votes in the election of directors.

●	With regard to Proposal Nos. 2 and 3, approval of each of the proposals requires that the votes cast in favor of the proposal exceed the votes cast against it.

All shares entitled to vote and represented by properly executed, unrevoked proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given on those proxies. If no instructions are given on a properly executed proxy, the shares represented by that proxy will be voted as follows:

FOR the director nominees named in Proposal No. 1 of this proxy statement;

FOR Proposal No. 2, to approve the compensation of our named executive officers as disclosed in this proxy statement; and

FOR Proposal No. 3, to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm.

If any other matters are properly presented for consideration at the Annual Meeting, which may include, for example, a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters as they deem advisable. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadlines for Receipt of Shareholder Proposals

Shareholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials. For a shareholder proposal to be considered pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2023, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than August 1, 2023. Submitting a shareholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a shareholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” within the provisions of our Bylaws and may be brought before the 2023 annual meeting of shareholders provided that we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to our Secretary at our principal executive offices, no earlier than August 1, 2023 and no later than August 31, 2023. A copy of the full text of our Bylaws may be obtained by writing to our Secretary at our principal executive offices.  In addition to the notice required by our Bylaws, a shareholder who intends to solicit proxies in support of director candidates must provide the notice and information required by Rule 14a-19 under the Exchange Act, no later than September 30, 2023.

Please note that all of the foregoing deadlines are based on the assumption our 2023 annual meeting of shareholders will occur within 30 days of the anniversary of this year’s meeting.  However, we have agreed to hold our 2023 annual meeting of shareholders in June 2023. See “Corporate Governance—Cooperation Agreement.” Accordingly, we plan to advance the date of the 2023 annual meeting by more than 30 days from the anniversary of this year’s meeting, which will generally result in these deadlines being a reasonable time before we expect to begin to print and distribute our proxy materials prior to the 2023 annual meeting. When we have determined the date of the 2023 annual meeting, we will announce the meeting date and a new deadline for proposals.

We strongly encourage any shareholder interested in submitting a proposal to contact our Secretary in early 2023 to discuss any proposal he or she is considering, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of shareholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: Bsquare Corporation, 1415 Western Avenue, Suite 1400, Seattle, Washington 98101, Attention: Secretary.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our articles of incorporation currently provide that the Board has seven seats. The Board is divided into three classes, with each class having a three-year term. A director serves in office until his or her respective successor is duly elected and qualified, unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Set forth below is certain information furnished to us by the director nominees and by each of the other current directors. There are no family relationships among any of our directors or officers.

Nominees for Director

Based upon the Company’s criteria for nominations of directors to the Board and the unanimous recommendation of the Governance and Nominating Committee, the Board unanimously determined to nominate Mary Jesse and Bernee D.L. Strom to serve until the 2025 annual meeting. Davin W. Cushman, the other current Class III director, has notified us that he will not be standing for re-election at the Annual Meeting. Following the Annual Meeting, we will have one vacancy in each of Classes I of III of the Board.

If you submit a validly executed proxy card but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR ALL” the two nominees proposed by the Board and named in this proxy statement. Should either of the Board’s nominees be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies named on the proxy card may vote for a replacement nominee recommended by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board knows of no reason why either of the Board’s nominees would not be able to serve as a director if elected.

Vote Required for Election of Directors

If a quorum is present, the nominees for election to the Board receiving the greatest number of votes cast “for” the election of the directors by the shares present, in person or represented by proxy, will be elected to the Board. The maximum number of nominees that may be voted for is two.

Nominees and Other Directors

The names and certain information as of the record date about the nominees and each other director, including those continuing in office after the Annual Meeting, are set forth below.

Name of Director Nominees	Age	Position	Director Since	Term Expires
Mary Jesse	57	Director	2016	2025 (Class III)
Bernee D.L. Strom	75	Director	2022	2025 (Class III)

Name of Other Directors	Age	Position	Director Since	Term Expires
Robert J. Chamberlain	68	Director	2015	2024 (Class II)
Davin W. Cushman *	48	Director	2018	2022 (Class III)
Ralph C. Derrickson	64	Director, President and Chief Executive Officer	2019	2024 (Class II)
Ryan Vardeman	44	Chairperson of the Board	2018	2023 (Class I)

* Mr. Cushman has notified us that he will not be standing for re-election at the Annual Meeting.

Director Nominees

Mary Jesse has been a director since August 2016. Ms. Jesse is a technology executive, strategist, inventor and pioneer in the wireless industry. Ms. Jesse currently serves as Chief Executive Officer of MTI, a global hardware, software and services provider. She additionally serves on the MTI board.  From 2019-2020, she served as a Senior Director for Alvarez & Marsal in their Corporate Performance Improvement (CPI) division. From January 2018 to August 2018, Ms. Jesse served as Chief Executive Officer and board member of Heyou Media, a technology-driven content company. From September 2015 to October 2017, she served as Chief Strategy Officer of VRstudios, a global virtual reality company based in Bellevue, Washington. From 2007 to October 2014, she was the founder and Chief Executive Officer of Ivy Corp., an enterprise messaging technology company. Prior to that, she served as the co-founder and Chief Technology Officer of RadioFrame Networks; Vice President of Strategic Technology of McCaw Cellular Communications, Inc.; and Vice President of Technology Development of AT&T Wireless. A licensed professional engineer, Ms. Jesse holds a B.S. in electrical engineering from the University of Utah and an M.S. in electrical engineering from Santa Clara University, in addition to having authored nineteen patents. She currently serves on the Washington Governors University business council in addition to serving as an advisor to multiple technology companies. Ms. Jesse volunteers her time to support STEM education, entrepreneurship and diversity in business and technology. The Board has concluded that Ms. Jesse should serve as a director because of her extensive technology product development experience and work with a wide range of emerging businesses.

Bernee D.L Strom has been a director since August 2022. Since April 2015, Ms. Strom has served as a Senior Advisor for Digital Media to Cascadia Capital, an investment bank, and as a Senior Advisor to SkyLIFE Technologies, a humanitarian focused aerial delivery company. Ms. Strom has also served as President and Chief Executive Officer of The Strom Group, an investment and business advisory firm, since January 1990. From May 2008 to October 2014 Ms. Strom was Chairman and CEO of WebTuner Corp., a provider of software infrastructure that brings broadband to television, continuing as Executive Chairman until May 2015. From May 2002 until October 2008, she was Executive Chair of Ensequence, Inc., providing technology for interactive TV. Ms. Strom has extensive board experience on public, private and non-profit boards. Ms. Strom most recently served as a member of the board of directors of MicroVision, Inc., (NASDAQ: MVIS), a NASDAQ listed company focused on the development of lidar sensors, from October 2017 to March 2021. The Board has concluded that Ms. Strom should serve as a director because of her significant experience in business management and leadership expertise and experience as a public company board member.

Other Directors

Robert J. Chamberlain has been a director since August 2015. Since April 2018, Mr. Chamberlain has been the Chief Financial Officer of ZipWhip, a two-way business texting software company. From August 2014 to April 2016, Mr. Chamberlain served as the Chief Financial Officer of Big Fish Games Incorporated, a leading provider of casual games, which was acquired by Churchill Downs, Inc. in December 2014. From February 2013 to August 2014, Mr. Chamberlain served as the Senior Vice President and Chief Financial Officer of Audience Science Incorporated, a leading provider of enterprise advertising management systems. Prior to that, Mr. Chamberlain was the Chief Financial Officer of other technology companies in the Seattle area including PopCap Games Incorporated (acquired by Electronic Arts, Inc.), WatchGuard Technologies Incorporated, F5 Networks, Onyx Software Corp. (acquired by Consona Corporation) and Photodisc (acquired by Getty Images, Inc.). Earlier in his career, Mr. Chamberlain was an audit partner in the Seattle office of KPMG where he served middle market public and private companies. Mr. Chamberlain has a B.S. in Business Administration-Accounting from California State University Northridge. The Board has concluded that Mr. Chamberlain should serve as a director because he provides substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing publicly traded companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He also brings professional service expertise, technology industry experience, and sales and marketing experience at KPMG.

Davin W. Cushman has been a director since November 2018. Mr. Cushman currently serves as CEO of Brightrose Software, a private, acquisition-focused growth company launched in 2021 from Cushman Management Company, a boutique advisory firm Mr. Cushman founded in 2010. Mr. Cushman started his career in 1996 with enterprise application pioneer Trilogy. Mr. Cushman’s professional experience also includes roles in operations and workforce strategy with Capital One. Mr. Cushman most recently completed a 10+ year stint in 2020 as CEO of Ignite Technologies and its affiliates, a privately held group formed through more than 40 mergers and acquisitions of small to mid-sized software companies. Mr. Cushman holds a B.A. in Politics from Princeton University and an M.B.A. from the Kellogg School of Management from Northwestern University. The Board concluded that Mr. Cushman should serve as a director because of his nearly 20 years in various roles in the enterprise software industry, including leadership of companies that provide software and technical consulting services to the types of organizations Bsquare serves.

Ralph C. Derrickson has been a director and our President and Chief Executive Officer since March 2019. Prior to that, since July 2018, Mr. Derrickson served as the Managing Director of RCollins Group, a strategic consulting company, and from October 2017 until July 2018, he served as the Senior Vice President of Corporate Development for Avizia, Inc., a telemedicine hardware, software and physician services company, until its acquisition by American Well in July 2018. From January 2006 until October 2017, Mr. Derrickson served as the President and Chief Executive Officer of Carena, Inc., a virtual care software and physician services company, until its acquisition by Avizia in October 2017. Prior to that, Mr. Derrickson was managing director of venture investments at Vulcan Inc., an investment management firm, was a founding partner of Watershed Capital, an early-stage venture capital firm, and held senior leadership positions at Metricom, Starwave Corporation (acquired by Walt Disney), NeXT Computer (acquired by Apple Computer) and Sun Microsystems. Since 2004, Mr. Derrickson has been a board member of Perficient, Inc. (NASDAQ: PRFT), a publicly traded digital transformation consulting company. Mr. Derrickson holds a B.T. in Systems Software Science from the Rochester Institute of Technology. The Board has concluded that Mr. Derrickson should serve as a director because of his experience as a chief executive officer, and in various other executive roles, which has provided him with broad leadership and executive experience, including operational, strategic planning, corporate development and mergers and acquisitions experience. As our President and Chief Executive Officer, Mr. Derrickson has first-hand knowledge of our business and provides valuable insight with respect to our operations and strategic opportunities.

Ryan L. Vardeman has been a director since June 2018. Mr. Vardeman is a principal and co-founder of Palogic Value Management, L.P., a Dallas, Texas based investment management company, a position he has held since January 2007. Mr. Vardeman has extensive corporate strategy, operating, financial and investment experience including capital structure analysis, a focus on small-cap equities, and investing in a broad range of industries with an emphasis on technology and software companies. Mr. Vardeman holds a B.S. in Electrical Engineering and Computer Science from Texas Tech University and an M.B.A. from the Owen Graduate School of Management at Vanderbilt University. The Board has concluded that Mr. Vardeman should serve as a director because of his extensive financial and operational experience and given his affiliation with one of our largest shareholders.

Board Diversity

The diversity of the Board is listed below:

Board Diversity Matrix (as of September 30, 2022)
	Female	Male
Total Number of Directors	6
Part I: Gender Identity
Directors	2	4
Part II: Demographic Background
White	2	4

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MS. JESSE AND MS. STROM TO THE BOARD.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board has adopted a structure under which the Chairperson of the Board is an independent director. We believe that having a Chairperson independent of management provides effective leadership for the Board and helps ensure critical and independent thinking with respect to our strategy and performance. In addition, the Board believes this governance structure promotes balance between the Board's independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. Moreover, the current separation of the Chairperson and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing the business while leveraging the experience and perspectives of the Chairperson. Our Chief Executive Officer has historically served as a member of and as the sole management representative on the Board. Mr. Derrickson is a director as well as our President and Chief Executive Officer. We believe it is important to enable our Chief Executive Officer to provide information and insight about us directly to the directors in their deliberations. Further, our Board believes that separating the Chief Executive Officer and Chairperson of the Board roles as well as having the Chairperson of the Board role represented by an independent director is the appropriate leadership structure for us at this time and demonstrates our commitment to effective corporate governance.

Our Chairperson of the Board is responsible for the effective functioning of our Board, enhancing its efficacy by guiding its processes and presiding at Board meetings and executive sessions of the independent directors. Our Chairperson presides at shareholder meetings and ensures that directors receive appropriate information from our management to fulfill their responsibilities. Our Chairperson also acts as a liaison between our Board and executive management, promoting clear and open communication between management and the Board.

Board Role in Risk Oversight

Our Board has responsibility for the oversight of risk management. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. While our Board is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit Committee focuses on financial, accounting and investment risks and oversees and approves company-wide risk management practices. Our Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership, structure and corporate governance. In addition, our Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and related to succession planning for our executive officers.

Director Independence

The Board has determined, after consideration of all relevant factors, that each of Messrs. Chamberlain, Cushman, and Vardeman and Ms. Jesse and Ms. Strom, together constituting a majority of our Board, qualifies as an “independent” director as defined under applicable rules of The NASDAQ Stock Market LLC (“NASDAQ”) and that none of such directors has any relationship with us that would interfere with the exercise of their independent business judgment. Mr. Derrickson does not qualify as an “independent” director under applicable NASDAQ rules because he serves as our President and Chief Executive Officer.

Standing Committees and Attendance

The Board held eight meetings during 2021. All directors attended more than 75% of the aggregate of the meetings of the Board and committees thereof, if any, upon which such director served during the period for which he or she was a director or committee member during 2021.

The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Each of these committees operates under a written charter setting forth its functions and responsibilities, which is reviewed by the respective committee on an annual basis, and by the Board as appropriate. A current copy of each committee’s charter is available on our website at www.bsquare.com on the Corporate Governance page under Board Committees. Information about these standing committees and committee meetings is set forth below.

Audit Committee

The Audit Committee is currently comprised of Messrs. Chamberlain (Committee Chair) and Cushman and Ms. Jesse. The Board has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable SEC and NASDAQ rules. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. No member of the Audit Committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years. The Board has designated Mr. Chamberlain as an “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Chamberlain possesses the requisite “financial sophistication” under applicable NASDAQ rules.

The Audit Committee is responsible for overseeing our independent auditors, including their selection, retention and compensation, reviewing and approving the scope of audit and other services by our independent auditors, reviewing the accounting policies, judgments and assumptions used in the preparation of our financial statements and reviewing the results of our audits. The Audit Committee is also responsible for reviewing the adequacy and effectiveness of our internal controls and procedures, including risk management, establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and, if appropriate, approving related-party transactions, reviewing compliance with our Code of Business Conduct and Ethics, and reviewing our investment policy and compliance therewith. The Audit Committee held four meetings during 2021.

Compensation Committee

The Compensation Committee currently consists of Messrs. Cushman, Chamberlain and Vardeman (Committee Chair). The Board has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” and “non-employee” director under applicable NASDAQ and SEC rules. The Compensation Committee makes recommendations to the Board regarding our general compensation policies as well as the compensation plans and specific compensation levels for its executive officers. The Compensation Committee held five meetings during 2021.

One of the primary responsibilities of the Compensation Committee is to oversee, and make recommendations to the Board for its approval of, the compensation programs and performance of our executive officers, which includes the following activities:

●	Establishing the objectives and philosophy of the executive compensation programs;
●	Designing and implementing the compensation programs;
●	Evaluating the performance of executives relative to their attainment of goals under the programs and reporting its evaluation to the Board;
●	Developing and maintaining a succession plan for the Chief Executive Officer;
●	Calculating and establishing payouts and awards under the programs as well as discretionary payouts and awards;
●	Reviewing base salary levels and equity ownership of the executives; and
●	Engaging consultants from time to time, as appropriate, to assist with program design and related matters.

Additional information regarding the roles, responsibilities, scope and authority of the Compensation Committee, as well as the extent to which the Committee may delegate its authority, the role that our executive officers serve in recommending compensation and the role of compensation consultants in our compensation process is set forth below under “Executive Officer Compensation.”

The Compensation Committee also periodically reviews the compensation of the Board and proposes modifications, as necessary, to the full Board for its consideration.

Governance and Nominating Committee

The Governance and Nominating Committee (“GNC”) currently consists of Ms. Jesse (Committee Chair), Ms. Strom and Mr. Vardeman. The Board has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable NASDAQ rules. The Governance and Nominating Committee held two meetings during 2021.

The primary responsibilities of the Governance and Nominating Committee are to:

●	Develop and recommend to the Board criteria for selecting qualified director candidates;
●	Identify individuals qualified to become Board members;
●	Evaluate and select director nominees for each election of directors;
●	Consider the committee structure of the Board and the qualifications, appointment and removal of committee members;
●	Recommend codes of conduct and codes of ethics applicable to us;
●	Evaluate the composition and performance of the Board;
●	Ensure directors are keeping abreast of current governance standards; and
●	Provide oversight in the evaluation of the Board and each committee.

Director Nomination Process

The Board has determined that director nomination responsibilities should be overseen by the GNC. One of the GNC’s goals is to assemble a Board that brings to us a variety of perspectives and skills derived from high quality business and professional experience. Although the GNC and the Board do not have a formal diversity policy, the Board instructed the GNC to consider such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the GNC include judgment, knowledge, skill, diversity (including factors such as race, gender and experience), integrity, experience with businesses and other organizations of comparable size, including experience in software products and services, the Internet of Things industry, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of us and our shareholders, act ethically at all times and adhere to the applicable provisions of our Code of Business Conduct and Ethics. Other than consideration of the foregoing and applicable SEC and NASDAQ requirements, unless determined otherwise by the GNC, there are no stated minimum criteria, qualities or skills for director nominees. The GNC may also consider such other factors as it may deem are in the best interests of us and our shareholders. In addition, at least one member of the Board serving on the Audit Committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable NASDAQ and SEC rules, and a majority of the members of the Board should meet the definition of “independent director” under applicable NASDAQ rules.

The GNC identifies director nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. The GNC also takes into account an incumbent director’s performance as a Board member. If any member of the Board does not wish to continue in service, if the GNC decides not to re-nominate a member for reelection, if the Board decided to fill a director position that is currently vacant or if the Board decides to recommend that the size of the Board be increased, the GNC identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board and management are polled for suggestions as to individuals meeting the GNC’s criteria. Research may also be performed to identify qualified individuals. Nominees for director are selected by a majority of the members of the GNC, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination.

Cooperation Agreement

In October 2022, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with The Richard A. Karp Trust (the “Karp Trust”), an entity controlled by Mr. Richard Karp, a large shareholder of the Company. Pursuant to the Cooperation Agreement, we agreed to present a plan to shareholders at the 2023 annual meeting of shareholders to declassify the Board and to hold our 2023 and 2024 annual meetings of shareholders in June. Pursuant to the Cooperation Agreement, the Karp Trust withdrew its director nominees for the 2022 Annual Meeting and agreed not to nominate any person for director during a standstill period.

It is the policy of the GNC to consider suggestions for persons to be nominated for director that are submitted by shareholders. The GNC will evaluate shareholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Shareholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices as referenced above not later than 90 days nor earlier than 120 days prior before the anniversary of the mailing date of the prior year’s proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of Bsquare Corporation, a description of the proposed nominee’s relationship to the shareholder and any information that the shareholder feels will fully inform the GNC about the proposed nominee and his or her qualifications. The GNC may request further information from the proposed nominee and the shareholder making the recommendation. In addition, a shareholder may nominate one or more persons for election as a director at our annual meeting of shareholders if the shareholder complies with the notice, information, consent and other provisions relating to shareholder nominees contained in our Bylaws.

Executive Officers

The names and certain information about the Executive Officers are set forth below.

Name	Age	Position
Ralph C. Derrickson	64	Director, President and Chief Executive Officer
Christopher V. Wheaton	51	Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer

Mr. Derrickson’s biographical details are set out above under the heading titled “Directors.”

Christopher Wheaton joined us as Chief Financial Officer in September 2019. Prior to joining Bsquare, in November 2018, Mr. Wheaton was employed at IslandWood, a non-profit environmental education organization and served as its interim Chief Financial and Operating Officer from January 2019 to September 2019. From April 2015 to September 2018, Mr. Wheaton served as the Chief Operating and Financial Officer for Pacific Science Center Foundation, a non-profit educational organization. From July 2003 until April 2015, Mr. Wheaton co-founded and served as the Chief Operating and Financial Officer for EnerG2 Technologies, Inc., an advanced carbon materials manufacturing company. Prior to 2003, Mr. Wheaton was employed by several public and private companies in senior financial management positions. Since January 2020, Mr. Wheaton has been a board member of PEMCO, a mutual insurance company serving the property and casualty market in the Pacific Northwest. Mr. Wheaton received a B.A. from Northwestern University and an MBA from the Stanford Graduate School of Business.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics in compliance with applicable rules of the SEC that applies to our principal executive officer, our principal financial officer and our principal accounting officer or controller, or persons performing similar functions, as well as to all members of our Board and all other employees. A copy of the Code of Business Conduct and Ethics is available on our website at www.bsquare.com on the Corporate Governance page. We will disclose, on our website, any amendment to, or waiver from, our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

2021 Director Compensation

When joining the Board, directors receive an initial grant of restricted stock units ("RSUs"). The number of shares underlying the initial RSU awards granted to new directors is determined by dividing $50,000 by the greater of our closing stock price on the date of grant or $3.25 (with an additional $25,000 in the case of becoming the Chairperson of the Board) and is prorated based on the date on which such director is appointed. Thereafter, standing directors receive annual grants of RSUs, the number of shares underlying which is determined by dividing $50,000 by the greater of our closing stock price on the date of grant or $3.25 ($75,000 in the case of the Chairperson of the Board). The annual RSUs are granted on the earlier of (i) the day of the annual meeting of our shareholders or (ii) the last trading day of our second fiscal quarter. The RSU awards vest quarterly over one year and cease vesting as of the date a director’s service on the Board terminates for any reason, provided that the Board may accelerate the vesting of any outstanding stock award for a director whose service on the Board terminates for any reason other than removal for cause.

We also pay annual cash director fees of $30,000 to non-Chairperson directors and $40,000 to the Chairperson of the Board, and annual Board Committee fees to directors who serve on the Audit Committee of $10,000 and $5,000 to directors who serve on other committees. The Chairs of the Governance and Nominating Committee and the Compensation Committee receive additional annual Board Committee fee compensation of $3,000. The Board may also determine to pay these cash amounts in RSUs, subject to a floor price of $3.25 per RSU.  All cash amounts are payable in quarterly increments. Directors are also reimbursed for reasonable expenses incurred for Board-related activities. Notwithstanding the foregoing, directors who are also our employees, including Mr. Derrickson, our President and Chief Executive Officer, do not receive additional compensation for services provided as a director.

The table below presents the 2021 compensation of our non-employee directors. The compensation of Ralph C. Derrickson, a director and President and Chief Executive Officer, is described in the Summary Compensation Table in the section titled “Executive Officer Compensation.”

Director Compensation Table

Name	Fees Paid in Cash(1)	Stock Awards(2)	Total
Ryan Vardeman(3)	$41,824	$62,767	$104,591
Robert J. Chamberlain(4)	41,525	41,844	83,369
Davin W. Cushman(5)	43,799	41,844	85,643
Mary Jesse(6)	48,000	41,844	89,844
Andrew S.G. Harries(7)	38,228	—	38,228
Robert J. Peters(8)	24,327	—	24,327

(1) Fees paid in cash are composed of payments made in 2021 for services performed during the fourth quarter of 2020 through the third quarter of 2021.

(2) The amounts in this column reflect the aggregate grant-date fair value of restricted stock unit awards granted in 2021, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation (“Topic 718”) without regard to forfeitures. The amounts reflect accounting cost and not the actual economic value realized by our directors. Assumptions used in the calculation of these award amounts are set forth in Note 11 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our Annual Report on Form 10-K.

(3) Mr. Vardeman held 25,000 vested stock options and 11,538 unreleased restricted stock units as of December 31, 2021.

(4) Mr. Chamberlain held 25,000 vested stock options and 7,692 unreleased restricted stock units as of December 31, 2021.

(5) Mr. Cushman held 25,000 vested stock options and 7,692 unreleased restricted stock units as of December 31, 2021.

(6) Ms. Jesse held 25,000 vested stock options and 7,692 unreleased restricted stock units as of December 31, 2021.

(7) Mr. Harries resigned from the Board on June 10, 2021. As of December 31, 2021, Mr. Harries held 25,000 outstanding stock options which are fully vested and exercisable until July 1, 2023.

(8) Mr. Peters resigned from the Board on June 10, 2021. As of December 31, 2021, Mr. Peters held 25,000 outstanding stock options which are fully vested and exercisable until July 1, 2023.

2021 Executive Officer Compensation

The following table sets forth the compensation earned during the past two fiscal years by Ralph C. Derrickson, our President and Chief Executive Officer, and Christopher Wheaton, our Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer. We did not have any other executive officers during 2021. We refer to these persons as our “named executive officers.”

Summary Compensation Table

				Stock	Option	All Other
Name and principal position	Year	Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Total
Ralph C. Derrickson	2021	$345,000	$121,713	$81,528	$—	$27,000	$575,241
President and Chief Executive Officer	2020	325,000	—	—	—	34,673	359,673
Christopher Wheaton	2021	300,000	74,900	54,352	—	18,000	447,252
Chief Financial Officer, Secretary and Treasurer	2020	275,000	—	—	34,500	18,723	328,223

(1) The amounts in this column reflect cash bonuses under our Executive Bonus Program paid in 2021 for 2020 performance.

(2) The amounts in this column reflect the aggregate grant-date fair value of performance stock unit ("PSU") awards, determined in accordance with Topic 718 without regard to forfeitures. The amounts reflect accounting cost and not the actual economic value realized by our named executive officers. Assumptions used in the calculation of these amounts are set forth in Note 11 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our Annual Report on Form 10-K.

(3) The amounts in this column reflect the aggregate grant-date fair value of stock option awards, determined in accordance with Topic 718 without regard to forfeitures. The amounts reflect accounting cost and not the actual economic value realized by our named executive officers. Assumptions used in the calculation of these amounts are set forth in Note 11 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our Annual Report on Form 10-K.

(4) Represents 401(k) matching employer contributions, premiums paid by us under a group medical or life insurance plan, and any other allowances for parking and mobile telephone/data service, which includes personal use.

Employment Agreements with Named Executive Officers

We have agreements with our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group.

Under our agreement with Mr. Derrickson entered into in February 2019, Mr. Derrickson is entitled to receive an annual salary of $325,000, which was increased to $345,00 in 2021, and is eligible to receive a bonus. Pursuant to the agreement, he also received an option to purchase 562,500 shares of common stock. In the event Mr. Derrickson’s employment is terminated by us when neither cause nor long term disability exists (as such terms are defined in the agreement), subject to execution of a release by Mr. Derrickson of any employment-related claims, he shall be entitled to receive severance equal to nine months of his then annual base salary, continued COBRA coverage at our expense for a period of nine months following his termination date and a pro rata portion of his annual bonus as determined by the Compensation Committee. In the event that, within twelve months after a change of control of Bsquare (as defined in the agreement), Mr. Derrickson’s employment is terminated when neither cause nor long term disability exists or Mr. Derrickson terminates his employment for good reason (as defined in the agreement), subject to execution of a release by Mr. Derrickson of any employment-related claims, he shall be entitled to receive a one-time lump sum severance payment equal to twelve months of his then annual base salary, 100% of his target annual bonus as determined by the Compensation Committee, and continued COBRA coverage at our expense for a period of twelve months following his termination date (provided that, during the first twelve months after a change of control of Bsquare, such severance payments shall be in lieu of the severance payments described in the preceding sentence, and after expiration of the twelve -month period following a change of control, Mr. Derrickson shall thereafter only be entitled to the severance payments described in the preceding sentence). In addition, immediately prior to a change of control of Bsquare, all of Mr. Derrickson’s unvested stock options and restricted stock units shall become fully vested and immediately exercisable.

Under our agreement with Mr. Wheaton entered into in August 2019, Mr. Wheaton is entitled to receive an annual salary of $275,000, which was increased to $300,000 in 2021, and is eligible to receive a bonus. Pursuant to the agreement, he also received an option to purchase 129,173 shares of our common stock. In the event that, within twelve months after a change of control of Bsquare (as defined in the agreement), Mr. Wheaton’s employment is terminated when neither cause nor long term disability exists or Mr. Wheaton terminates his employment for good reason (as defined in the agreement), subject to execution of a release by Mr. Wheaton of any employment-related claims, he shall be entitled to receive a one-time lump sum severance payment equal to six months of his then annual base salary, 100% of his target annual bonus as determined by the Compensation Committee, and continued COBRA coverage at our expense for a period of six months following his termination date. In addition, immediately prior to a change of control of Bsquare, all of Mr. Wheaton’s unvested stock options shall become fully vested and immediately exercisable.

Determination of Compensation

The Compensation Committee’s philosophy regarding total executive compensation has been to provide a comprehensive and competitive compensation package consisting of base salary and performance-based incentives that help align executive compensation with shareholder interests and promote growth in shareholder value. The Compensation Committee believes total executive compensation is below market peer median levels. We also periodically review the level and form of incentive-based compensation for our executive team. We intend to maintain competitive levels of compensation for our management team. In 2021, we awarded PSUs in lieu of annual cash bonuses, vesting based on stock performance and service conditions.

Total Compensation

For purposes of evaluating executive officer total compensation including base salary, discretionary bonus, equity awards and incentive compensation, the Compensation Committee primarily considers two factors:

●

Competitive level: The Compensation Committee has the authority to engage its own advisers to assist in carrying out its responsibilities. Historically the Compensation Committee has engaged a compensation consultant to review and assess the market competitiveness of our executive compensation programs.

●

Company and individual performance objectives: In addition to considering compensation levels of executives at similarly sized regional public companies, the Compensation Committee reviews our financial and non-financial performance objectives applicable to each executive. Our performance objectives are typically determined through collaboration with the Chief Executive Officer, the Board and the Compensation Committee. The Compensation Committee determines the financial and non-financial performance objectives applicable to the Chief Executive Officer (without his participation). These objectives and associated awards have historically been addressed through annual cash or equity bonuses with respect to our executive officers.

Base Salary and Discretionary Bonus

The Compensation Committee’s goal is to provide a competitive base salary for our executive officers. The Compensation Committee has not established any formal guidelines for purposes of setting base salaries (such as payment at a particular percentile of a benchmark group), but instead considers the general market compensation data along with our performance and the individual’s performance and experience in determining what represents a competitive salary. The Compensation Committee also considers these factors in its recommendations to the Board regarding whether and in what amounts to award discretionary cash or equity bonuses. Increases of 6% and 9% for our Chief Executive Officer and Chief Financial Officer, respectively, in 2021 salary compared to 2020 salary were intended to provide cost-of-living increases and a modestly more competitive salary.

Short-Term Incentive Plan Compensation (STI)

We have historically awarded short-term incentive compensation to our named executive officers, including annual cash or equity bonuses, the terms of which vary from year to year.

In March 2020, we adopted an Executive Bonus Plan (“EBP”) to formalize our historical practice of awarding annual bonuses to key executives based on achievement of specified performance goals. Awards may be in the form of cash or equity granted under the fourth amended and restated stock plan (the "Prior Plan") or the 2021 Equity Incentive Plan (the "2021 Plan"). The Compensation Committee (the “Administrator”) administers the EBP. The Administrator may establish performance goals that relate to financial, operational or other performance of the Company, or to any other performance goal established by the Administrator in connection with a potential bonus payment. The Administrator has authority to revise or refine the performance goals in its discretion. The EBP was also reassessed and restructured to more tightly align compensation with both short- and long-term shareholder interests and to be responsive to prior shareholder advisory votes on executive compensation.

Pursuant to the EBP, the Administrator established performance goals for 2020 relating to segment revenues and contribution margin and working capital levels.  In February 2021 the Administrator determined that the 2020 performance goals were met at a level of 74.9%, resulting in bonuses of $121,713 and $74,900 for Messrs. Derrickson and Wheaton, respectively.

Long-Term Equity Incentive Awards (LTI)

Longer-term incentives in the form of grants of stock options, restricted stock, RSUs and other forms of equity instruments to executive officers are governed by the terms of our applicable equity incentive plans.

The Compensation Committee grants RSUs, stock options and other forms of equity incentive compensation to our executive officers under the 2021 Plan. The Compensation Committee periodically reviews the equity ownership of the executive officers and may determine that additional equity awards under the 2021 Plan are warranted based on a number of factors, including competitive factors, company and individual performance, the vested status of currently outstanding equity awards, the executive’s equity ownership in relation to that of other executives and other factors. The Compensation Committee maintains no formal guidelines for these periodic reviews. Stock options are awarded with exercise prices equal to the closing market price per share of our common stock on the grant date.

Our only equity awards to executive officers in 2021 were PSUs awarded in January 2021 to Messrs. Derrickson and Wheaton. These PSUs represent the contingent right to receive 300,000 and 200,000 shares of our common stock, respectively.  As originally awarded, if the volume-weighted average price of our common stock during any 180-calendar day period in the period beginning on January 5, 2021 and ending on July 4, 2025 equaled or exceeded $3.25, $4.25 and $6.25 (each, a “Performance Condition”), then one-third of the PSUs will become eligible to vest at each such price.  Vesting is also subject to the recipient’s continued employment with us through the applicable vesting dates, which occur upon the later of: (i) the date of achievement of the applicable Performance Condition, or (ii) the service vesting date, which service vesting date occurs over a four-year period commencing on January 5, 2021, with 25% of the shares eligible to vest on January 5, 2022 and the remaining shares eligible to vest in equal installments each quarterly anniversary thereafter.  The grant date fair value of these PSUs is reflected under “Stock Awards” in the 2021 Summary Compensation Table.

In January 2022, the Compensation Committee amended the PSUs to measure the Performance Conditions against a daily closing price, rather than against a volume-weighted average price, and reduced the total number of PSUs available to Messrs. Derrickson and Wheaton by 50,000 and 33,333 shares of common stock, respectively (the “2021 Shares”). In lieu of any claim to the 2021 Shares, each of Messrs. Derrickson and Wheaton received in February 2022 a cash settlement in an amount equal to the number of 2021 Shares multiplied by the closing price per share on January 5, 2022. The total number of shares of common stock issuable upon future vesting and settlement of the PSUs was reduced by the 2021 Shares.

Other Compensation and Perquisites

Executive officers, including the named executive officers, are eligible to participate in standard benefit plans available to all employees including our 401(k)-retirement plan, medical, dental, disability, vacation and sick leave and life and accident insurance. The same terms apply to all employees for these benefits except where the value of the benefit may be greater for executives because they are more highly compensated than most other employees (e.g., disability benefits). We do not provide any pension or deferred compensation benefits to our executive officers.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by the named executive officers as of December 31, 2021:

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options:		Option	Option	Number of unearned shares, units,or other rights that have	Market value or payout value of unearned shares, units, or other rights
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Exercise Price ($)(1)	Expiration Date(2)	not vested (#)	that have not vested ($)(3)
Ralph C. Derrickson	3/11/2019(4)	257,813	117,187	$1.97	3/11/2029	—	$—
	3/11/2019(5)	82,031	105,469	1.97	3/11/2029	—	—
	1/13/2021(6)	—	—	—	—	300,000	513,000
Christopher Wheaton	9/9/2017(7)	72,660	56,513	1.27	9/9/2029	—	—
	8/26/2020(8)	8,333	16,667	1.38	8/26/2030	—	—
	1/13/2021(9)	—	—	—	—	200,000	342,000

(1) The option exercise price is the closing price of our common stock on the grant date.

(2) All options outstanding expire ten years from the grant date.

(3) Represents the fair market value of the shares underlying the PSUs as of December 31, 2021, based on the closing price on Nasdaq of our common stock on December 31, 2021, which was $1.71 per share.

(4) The option vested 25% on March 11, 2020 and the balance vests in equal monthly installments for three years thereafter.

(5) The option vested 25% on March 11, 2020 and the balance vests in equal monthly installments for three years thereafter.

(6) Represents PSUs granted on January 13, 2021. The PSUs vest as described in the section titled “Executive Compensation-Determination of Compensation-Short-Term Incentive Plan Compensation (STI).” The PSUs were amended in January 2022 to measure the Performance Conditions against a daily closing price, rather than against a volume-weighted average price, and reduced the total number of PSUs available to Mr. Derrickson by 50,000 shares.

(7) The option vested 25% on September 9, 2020 and the balance vests in equal monthly installments for three years thereafter.

(8) The option vested 25% on August 26, 2021 and the balance vests in equal monthly installments for three years thereafter.

(9) Represents PSUs granted on January 13, 2021. The PSUs vest as described in the section titled “Executive Compensation-Determination of Compensation-Short-Term Incentive Plan Compensation (STI).” The PSUs were amended in January 2022 to measure the Performance Conditions against a daily closing price, rather than against a volume-weighted average price, and reduced the total number of PSUs available to Mr. Wheaton by 33,333 shares.

Employee Benefit Plans

401(k) Plan

We maintain a tax-qualified 401(k) employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Company matching contributions and employee contributions are fully vested at all times. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

Equity Compensation Plan Information

The following table presents certain information regarding our common stock that may be issued upon the exercise of options and vesting of restricted stock units granted to employees, consultants or directors as of December 31, 2021:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,480,330	(1)	$2.18	1,095,772
Equity compensation plans not approved by security holders (2)	718,298		2.65	—

(1) Amount includes 34,614 and 500,000 RSUs and PSUs, respectively, granted and unvested as of December 31, 2021.

(2) Reflects outstanding options granted under the 2011 Inducement Award Plan, which we stopped using in 2019 and formally terminated in 2021. Amount includes no restricted stock units granted and unvested as of December 31, 2021.

STOCK OWNERSHIP

Security Ownership of Principal Shareholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 30, 2022 by:

●	each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock;
●	each of our directors;
●	each of the named executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares listed below under the heading “Total Common Stock Equivalents” is the aggregate beneficial ownership for each shareholder and includes common stock owned plus settled RSUs; the number of shares listed under the heading "Deemed Outstanding Shares" includes vested stock options plus unvested options and restricted stock units that may be exercised or settled for common stock within 60 days after September 30, 2022. Deemed Outstanding Shares are considered beneficially owned by the holder for the purpose of computing share and percentage ownership of that holder presented below, but are not treated as outstanding for the purpose of computing the percentage ownership of any other holder presented below.

This table is based on information supplied by officers, directors, and filings made with the SEC. Percentage ownership is based on 20,493,827 shares of common stock outstanding as of September 30, 2022.

Unless otherwise noted below, the address for each shareholder listed below is c/o Bsquare Corporation, 1415 Western Avenue, Suite 700, Seattle, Washington 98101. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the common stock indicated, except to the extent shared by spouses under applicable law.

Name and Address of Beneficial Owner	Total Common Stock	Deemed Outstanding Shares	Percentage of Common Stock Equivalents
5% Owners:
Palogic Value Management, L.P(1)	1,585,711	—	7.7
Harvest Hill Road, Suite 110
Dallas, TX 75230
Richard A. Karp(2)	1,308,116	—	6.4
TicTran Corp
849 Independence Avenue, Suite B
Mountain View, CA 94043

Directors and Named Executive Officers:
Ryan L. Vardeman(3)	1,699,729	25,000	8.4
Ralph C. Derrickson	35,000	468,751	2.5
Robert J. Chamberlain	129,993	25,000	*
Davin W. Cushman	122,822	25,000	*
Mary Jesse	122,562	25,000	*
Christopher Wheaton	15,000	116,325	*
Bernee Strom	—	6,623	*
All executive officers and directors as a group	2,125,106	691,699	13.7%

* Represents beneficial ownership of less than 1%.

(1) Based solely on a Schedule 13D/A filed on June 14, 2021 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act, according to which Palogic Value Management, L.P., Palogic Value Fund, L.P., Palogic Capital Management, LLC and Mr. Vardeman then had shared voting and dispositive power over such shares.

(2) Based on a notice provided by Mr. Karp to us on October 3, 2022.

(3) Mr. Vardeman is a principal of and may be deemed to beneficially own securities beneficially owned by Palogic Capital Management.

Pursuant to our Insider Trading Policy, we strongly discourage all employees from engaging in any form of hedging transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds. We believe facing the full risks and rewards of ownership is important to aligning the objectives of employees with our other shareholders. Any employee wishing to enter into such a hedging transaction must obtain pre-clearance at least two weeks in advance and set forth a justification for the proposed transaction.

We also prohibit pledging of securities in a margin account or as collateral for a loan. Because the timing of any need by the secured party to foreclose on the pledged shares is inherently uncertain, we believe there is unacceptable risk that a margin or foreclosure sale could occur at a time when the pledgor is aware of material nonpublic information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions since January 1, 2021, nor are there any proposed transactions as of the date of this proxy statement, as to which the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination and other arrangements which are described above under the headings “2021 Director Compensation” and “2021 Executive Officer Compensation.”

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

On an annual basis, we provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

This advisory vote, commonly referred to as a “say-on-pay” vote, is not binding on us, our Board or our Compensation Committee. Moreover, the vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. However, while this vote is advisory and not binding on us, we will consider the views of our shareholders when determining executive compensation in the future, including seeking to determine the causes of any significant negative voting results to better understand issues and concerns.

Executive compensation is an important matter for us and for our shareholders. The core of our executive compensation philosophy and practice continues to be pay for performance. As discussed above under the heading “Executive Officer Compensation,” our executive compensation programs are based on practices that require achievement of challenging goals – goals that will drive us to achieve profitable revenue growth and market share gains, while expanding the global market opportunity for our products, technology and services portfolio, and ultimately leading to long-term shareholder value. We believe our compensation programs are strongly aligned with the long-term interests of our shareholders and have been and will continue to be effective in incenting the achievement and performance of our executive officers. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment.

Shareholder Engagement

When our say-on-pay proposal slimly passed in 2019, our new management team began soliciting feedback from our shareholders about our executive compensation with a view to better aligning our executive compensation with shareholder expectations.  This has continued since that time, even as our 2020 and 2021 say-on-pay proposal passed by more than 75%.  In these recent years, we have conducted multiple shareholder outreach meetings, including with individual and institutional shareholders, at which we discussed executive compensation matters.  The feedback we have received from shareholders has related almost exclusively to improving our business operations, including preserving our cash to support our operations.  The limited feedback we received on compensation encouraged us to make it obvious that executive compensation is clearly tied to improved company performance.

Reflecting this feedback, we simplified our executive compensation in 2019 to consist primarily of base salary, performance-based bonuses, and long-term equity incentive compensation, and we have maintained that structure subsequently.  We did not award bonuses to executive officers for our performance in 2018, 2019 or 2020. In 2021, we determined to award performance-based restricted stock units that vest upon a volume-weighted trading price of $3.25 per share.  We also eliminated the option component of director compensation and established a floor price of $3.25 for all RSUs awarded to directors.  We did award bonuses in 2021 based on the achievement of pre-determined criteria.  We are proud that, since our say-on-pay proposal slimly passed in 2019, we have enjoyed strong support from our shareholders in excess of 75%.

We believe the following demonstrates our commitment to responsible compensation practices:

●

As shown in our recent compensation decisions, we only award bonuses to executive officers based on satisfaction of pre-established company performance objectives that are not easily obtained, that are carefully tied to long-term value and growth, and that are determined by our fully independent Compensation Committee.  We did not award such bonuses in 2018, 2019 or 2020.

●	We have the ability to award annual bonuses in equity than cash, further aligning long-term incentives of management with those of our shareholders.

●	We have revised our go-to-market strategy and eliminated positions in our senior leadership, which materially decreased total executive compensation expenses, which were under $700,000 in 2020.

●

We stopped using our Inducement Plan in 2019 and formally terminated it in 2021, in favor of using shareholder-approved Current Stock Plan for all equity incentive awards, including those to new hires.

●	We do not “gross up” any tax payment obligation in the event that payments to executives would subject them to the IRS parachute excise tax.

●	We do not generally provide for accelerated vesting of equity awards for participants in the event of a change in control, although we may do so in certain cases.

●

We seek and obtain input from our shareholders regarding our executive compensation programs, and we hold annual “say-on-pay” votes to allow all shareholders communicate their approval or disapproval or executive compensation.

We believe these and other practices demonstrate our commitment to pay for performance, to aligning compensation with long-term value creation, and to listening to our shareholders about compensation matters and taking action.

Our named executive officers and their compensation is described above under the heading “Executive Officer Compensation,” including our compensation philosophy and objectives and the fiscal 2021 compensation of the named executive officers.

We are asking shareholders to vote on the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC.”

Vote Required

Approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

As indicated above, the shareholder vote on this resolution will not be binding on us, the Compensation Committee or the Board, and will not be construed as overruling any decision by us, the Compensation Committee or the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Compensation Committee or the Board, or to create or imply any additional fiduciary duties for us, the Compensation Committee or the Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Moss Adams LLP (“Moss Adams”) has acted as our auditor since May 2006 and has audited our financial statements for the years ended December 31, 2021 and 2020. Moss Adams is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit. A representative of Moss Adams is expected to join the Annual Meeting by conference call, where he or she will have the opportunity to make a statement and to respond to appropriate questions.

The Audit Committee’s charter provides that it shall have the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm. The Audit Committee has selected Moss Adams as our independent registered public accounting firm for the year ending December 31, 2022.

The Audit Committee pre-approves all audit and non-audit services performed by our auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the Audit Committee.

INDEPENDENT AUDITORS

Audit Fees

Moss Adams billed audit fees of $324,079 and $260,108 during the years ended December 31, 2021 and 2020, respectively. These audit fees related to professional services rendered in connection with the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q and accounting services that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees

There were no fees billed for fiscal years 2021 or 2020 for assurance and related services by Moss Adams that were reasonably related to the performance of its audit of our financial statements and not reported under the caption “Audit Fees.”

Tax Fees

There were no fees billed for fiscal years 2021 or 2020 for tax compliance, tax advice or tax planning services rendered to us by Moss Adams.

All Other Fees

Moss Adams billed $38,850 and $38,143 during 2021 and 2020, respectively, for fees associated with SOC Type-2 examinations and other administrative fees.

AUDIT COMMITTEE REPORT

In connection with the financial statements of Bsquare Corporation (the “Company”) for the fiscal year ended December 31, 2021, the Audit Committee of the Board of Directors of the Company (the “Board”) has:

●	Reviewed and discussed the audited financial statements with management of the Company;

●	Discussed with the Company independent registered public accounting firm, Moss Adams LLP (the “Firm”), the matters required to be discussed by applicable auditing standards; and

●

Received the written disclosures and the letter from the Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Firm’s communications with the Audit Committee concerning independence and discussed with the Firm its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Submitted by the Audit Committee:

Robert J. Chamberlain, Chair
Mary Jesse
Davin W. Cushman

Vote Required

The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

OTHER MATTERS

Shareholder Communications with the Board

Our shareholders may, at any time, communicate in writing with any member or group of members of the Board by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices, email to investorrelations@bsquare.com or facsimile at 425-519-5998.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

Board Attendance at Annual Shareholder Meetings

The Chairperson of the Board is expected to make all reasonable efforts to attend our annual shareholder meeting. If the Chairperson is unable to attend an annual shareholder meeting for any reason, at least one other member of the Board is expected to attend. Other members of the Board are expected to attend our annual shareholder meeting if reasonably possible. All seven of our then current directors attended the 2021 Annual Meeting of Shareholders.

Transaction of Other Business

Our Board knows of no other matters to be submitted at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof as the proxy holders deem advisable.

Annual Report to Shareholders and Form 10-K

With this proxy statement, we are distributing our Annual Report to Shareholders for the year ended December 31, 2021 consisting of our Annual Report on Form 10-K for the year ended December 31, 2021, without exhibits.

By Order of the Board

Christopher Wheaton

Chief Financial and Operating Officer, Secretary and Treasurer

Seattle, Washington

October 20, 2022

PROXY CARD DATED OCTOBER 20, 2022

BSQUARE

BSQUARE CORPORATION
1415 WESTERN AVE., SUITE 700
SEATTLE, WA 98101

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 28, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 28, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91856-P79780 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BSQUARE CORPORATION

The Board of Directors recommends you vote FOR the Company Nominees listed in Items 1(a-b). The maximum number of nominees that may be voted for are two.

1. Election of Directors

Company Nominees:	**For**	**Withhold**
1a. Mary Jesse	☐	☐
1b. Bernee Strom	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Approval, on an advisory basis, of the compensation of named executive officers.	☐	☐	☐
3. Ratification of the appointment of Moss Adams, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

D91857-P79780

BSQUARE CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 29, 2022

The shareholder(s) hereby appoint(s) Ralph C. Derrickson and Christopher Wheaton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Bsquare Corporation that the shareholder(s) is/are entitled to vote at, and to vote in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders to be held at 10:00 A.M., PST, on Tuesday, November 29, 2022, at the offices of Bsquare Corporation, 1415 Western Avenue, Suite 700, Seattle, WA 98101, with a conference call component available at: Toll Free: 1-888-204-4368; Toll/International: 1-929-477-0402; Conference ID: 3710019, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side